EXHIBIT H-1



Capitalization Ratios
March 31, 2003
(In Thousands)



                                   -------------------------------------------------------------------------
                                               FirstEnergy                              Ohio Edison
                                   -------------------------------------------------------------------------
                                                     Capitalization                           Capitalization
                                        Total            Ratios                  Total             Ratios
                                   ---------------------------------       ---------------------------------
Common Equity                        $7,262,260          33.70%               $2,918,809          58.69%

Preferred Stock                         765,363           3.55%                  114,320           2.30%

Long-Term Debt                       12,666,967          58.78%                1,764,602          35.48%

Short-Term Debt                         855,327           3.97%                  175,384           3.53%
                                   ---------------------------------       ---------------------------------
Total Capitalization                $21,549,917         100.00%               $4,973,115         100.00%
                                   =================================       =================================



                                   -------------------------------------------------------------------------
                                           Cleveland Electric                          Toledo Edison
                                   -------------------------------------------------------------------------
                                                     Capitalization                           Capitalization
                                        Total            Ratios                  Total             Ratios
                                   ---------------------------------       ---------------------------------
Common Equity                        $1,287,550          31.20%                 $739,403          41.42%

Preferred Stock                         202,423           4.91%                  126,000           7.06%

Long-Term Debt                        2,314,599          56.09%                  671,835          37.63%

Short-Term Debt                         321,828           7.80%                  248,045          13.89%
                                   ---------------------------------       ---------------------------------
Total Capitalization                 $4,126,400         100.00%               $1,785,283         100.00%
                                   =================================       =================================



                                   -------------------------------------------------------------------------
                                           Pennsylvania Power                  Jersey Central Power & Light
                                   -------------------------------------------------------------------------
                                                     Capitalization                           Capitalization
                                        Total            Ratios                  Total             Ratios
                                   ---------------------------------       ---------------------------------
Common Equity                          $221,326          42.08%               $3,238,856          68.21%

Preferred Stock                          53,355          10.14%                  137,892           2.90%

Long-Term Debt                          251,297          47.78%                1,372,028          28.89%

Short-Term Debt                               0           0.00%                        0           0.00%
                                   ---------------------------------       ---------------------------------
Total Capitalization                   $525,978         100.00%               $4,748,776         100.00%
                                   =================================       =================================




                                   -------------------------------------------------------------------------
                                           Metropolitan Edison                     Pennsylvania Electric
                                   -------------------------------------------------------------------------
                                                     Capitalization                           Capitalization
                                        Total            Ratios                  Total             Ratios
                                   ---------------------------------       ---------------------------------
Common Equity                        $1,332,628          58.00%               $1,359,002          70.71%

Preferred Stock                          92,461           4.02%                   92,267           4.80%

Long-Term Debt                          807,399          35.14%                  470,627          24.49%

Short-Term Debt                          65,212           2.84%                        0           0.00%
                                   ---------------------------------       ---------------------------------
Total Capitalization                 $2,297,700         100.00%               $1,921,896         100.00%
                                   =================================       =================================
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